Exhibit 99.1
Talen Energy Completes Freedom and Guernsey Acquisitions
Expands and Enhances Portfolio with 2.9 Gigawatts of Highly Efficient Natural Gas-Fired PJM Assets
HOUSTON, November 25, 2025 — Talen Energy Corporation (“Talen,” “the Company,” “we,” or “our”) (NASDAQ: TLN), a leading independent power producer, today announced that it has completed the acquisitions (the “Acquisitions”) of the Freedom Generating Station in Pennsylvania and the Guernsey Power Station in Ohio from Caithness Energy and Caithness Energy and BlackRock, respectively.

“The Freedom and Guernsey plants are best-in-class natural gas assets in key locations within PJM,” said Talen President and Chief Executive Officer Mac McFarland. “They add nearly 2.9 gigawatts of modern, highly efficient baseload generation to Talen’s fleet and enhance our ability to provide reliable, low-carbon capacity to hyperscale data centers and large commercial off-takers. The Acquisitions are immediately and highly accretive, maintain our balance sheet discipline, and represent a great example of our ‘Talen flywheel’ strategy.”
Talen successfully executed several financing transactions at attractive rates to fully fund the acquisitions, including $2.7 billion of senior unsecured notes and a $1.2 billion senior secured term loan B credit facility. The Company also received commitments from its bank group to increase its existing revolving credit facility to $900 million and its existing letter of credit facility to $1.1 billion. These actions further support the impact of the acquisitions on the financial operations of the business.
“Our team is prepared to successfully integrate both assets into our portfolio, and we thank Caithness Energy and the plants’ operator, Ethos Energy, for their cooperation and support over the past few months,” said Talen Chief Fossil Officer Dale Lebsack. “We expect the Freedom and Guernsey teams to continue their impressive track record of safe, compliant, and efficient operations as part of the Talen fleet. On behalf of the entire Talen team, we welcome them and look forward to Powering the Future together.”
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 13.2 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet located in the Mid-Atlantic, Ohio and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.

Investor Relations:
Sergio Castro
Vice President & Treasurer
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, statements regarding the anticipated benefits of the Acquisitions, the anticipated impact of the Acquisitions on the Company’s business and future financial results, the Company’s ability to successfully integrate the assets from the Acquisitions into its portfolio, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.

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